UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

The New Home Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

(602) 767-1426

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On July 23, 2021, The New Home Company Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Newport Holdings, LLC, a Delaware limited liability company (“Parent”) which is controlled by funds managed by affiliates of Apollo Global Management Inc., and Newport Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will conduct a cash tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of the common stock, par value $0.01 per share (the “Shares”), of the Company, at a price per share of $9.00, in cash, net to the holder thereof, without interest and subject to applicable withholding (the “Offer Price”).

The Company’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their Shares in the Offer.

The Offer, once commenced, will initially remain open for a minimum of 20 business days, subject to certain possible extensions on the terms set forth in the Merger Agreement (as extended, the “Expiration Time”). If at the scheduled Expiration Time any of the conditions to the Offer have not been satisfied or waived, then Merger Sub will extend the Offer for one or more consecutive periods of up to 5 business days to permit the satisfaction of all Offer conditions, except that if the sole remaining unsatisfied Offer condition is the Minimum Condition (as defined below), Merger Sub will only be required to extend the Offer on up to three occasions of 5 business days each, unless Parent and the Company otherwise agree. If the debt financing (other than with respect to any revolving credit facility thereunder) is not available at the scheduled Expiration Time of the Offer and the holders of a majority of the Company Senior Notes (as such term is defined in the Merger Agreement) have not delivered consents to the waiver of the requirement of the Company to make a “Change of Control Offer” under the Company Senior Notes Indenture (as such term is defined in the Merger Agreement), Merger Sub may, subject to certain conditions, extend the Offer on up to three occasions of 5 business days each.

Upon the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) with the Company as the surviving corporation (the “Surviving Corporation”).

Merger Sub’s obligation to purchase the Shares validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn immediately prior to the Expiration Time the number of Shares that, together with any Shares held by Parent, Merger Sub or any of their respective affiliates, represents at least a majority of all then outstanding Company Shares as of the Expiration Time (the “Minimum Condition”), (ii) the absence of any law, injunction, judgment or other legal restraint that prohibits consummation of the Offer or the Merger, (iii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions; (iv) the Company’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement (v) the absence of any continuing event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on the Company, (vi) the completion of the “Marketing Period” (as defined in the Merger Agreement), and (vii) the provision of certain financial information required pursuant to Merger Sub’s debt commitments related to the Merger, as well as other customary conditions set forth in Annex A to the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each Share (other than Shares (i) owned directly by the Company (or any wholly owned subsidiary of the Company), Parent, Merger Sub or any of their respective affiliates prior to the Effective Time or (ii) owned by any stockholder who is entitled to demand and properly demands the appraisal of such shares in accordance with, and in compliance in all respects with, the DGCL) will be automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to applicable withholding (the “Merger Consideration”).

In addition, immediately prior to the Effective Time, (i) each Company stock option that is outstanding and unexercised, whether vested or unvested, shall be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company stock option immediately prior to the Effective Time, by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company stock option, which shall be paid as promptly as practicable after the Effective Time, and (ii) each Company restricted stock unit award (“RSU”) that is outstanding, whether vested or unvested, shall be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such RSU immediately prior to the Effective Time, by (y) the Merger Consideration, which shall be paid (a) with respect to any non-employee directors of the Company, as promptly as practicable after the Effective Time, and (b) with respect to any other individual, as promptly as practicable after the earlier of the nine-month anniversary of the Effective Time and the date on which the RSU award (or portion thereof) was scheduled to vest in accordance with its terms as in effect as of immediately prior the Effective Time, in each case, subject to such individual’s continued employment with the Surviving Corporation through such earlier date (subject to earlier payment upon certain qualifying terminations of employment). All amounts payable upon cancellation of these equity awards shall be subject to deduction for any required tax withholding.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, to cooperate in seeking any required regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior consent, and that the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly facilitate or encourage the submission or announcement of any acquisition proposals from third parties or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives an acquisition proposal that did not result from a breach (other than a de minimis breach) of the non-solicitation provisions of the Merger Agreement, and the Board determines in good faith, after consultations with its outside legal counsel and financial advisor, that such proposal constitutes, or would reasonably be expected to lead to, a transaction that would be more favorable to the Company’s stockholders than the Offer and the Merger (a “Superior Company Proposal” as further described and defined in the Merger Agreement) then the Company can participate in discussions and negotiations regarding such acquisition proposal if the failure to do so would breach the Board’s fiduciary duties under applicable law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Company Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its recommendation that stockholders tender their Shares in the Offer (as further described in the Merger Agreement). In addition, either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by January 23, 2022. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $4.76 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $15.0 million upon termination of the Merger Agreement under specified circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01	Other Events.

Support Agreement

In connection with the execution of the Merger Agreement, Parent entered into a tender and support agreement (the “Support Agreement”) with certain of the Company’s stockholders, including its current directors and executive officers, and IHP Capital Partners VI, LLC, under which the foregoing parties agreed, among other things, and subject to the terms thereof, to irrevocably tender their Shares into the Offer. As of the date of the Merger Agreement, the Shares subject to the Support Agreement comprised approximately 30% of the outstanding Shares. The Support Agreement will terminate upon certain circumstances, including upon valid termination of the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Financing Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses and to repay any of the Company’s existing indebtedness that does not remain outstanding. Funds managed by affiliates of Apollo Global Management, Inc. (collectively, the “Apollo Funds”) have committed, pursuant to an equity commitment letter dated as of July 23, 2021 (the “Equity Commitment Letter”), to capitalize Parent, immediately prior to the consummation of the Offer and the Merger, in an aggregate amount of $190.0 million, on the terms and subject to the conditions set forth in the Equity Commitment Letter. In addition, the Apollo Funds have executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, the payment of the reverse termination fee and certain other obligations under the Merger Agreement.

Parent and certain commitment parties have entered into a debt commitment letter, dated July 23, 2021 (the “Debt Commitment Letter”), pursuant to which such commitment parties have agreed to provide up to $285.0 million of unsecured bridge financing (the “Bridge Financing Commitments”) and $80.0 million of unsecured revolving commitments (the “Debt Financing”). The Bridge Financing Commitments will automatically terminate in the event the holders of a majority of the Company Senior Notes consent to the waiver of the requirement of the Company to make a “Change of Control Offer” under the Company Senior Notes Indenture. The obligations of the commitment parties to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, satisfaction of the conditions to, and consummation of, the Offer and Merger, contribution of the equity contemplated by the Equity Commitment Letter, and other customary closing conditions for financings of this type.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the successful completion of our acquisition by Parent and Merger Sub, or our failure to complete such acquisition; the impact of the pendency of our acquisition by Parent and Merger Sub on our business and operations; the timing and expected financing of the tender offer and the merger; uncertainty surrounding how many of the Company’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, including the failure to receive required regulatory approvals from any applicable governmental entities, may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this document speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for the outstanding shares of common stock of the Company has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. The solicitation and offer to buy shares of the Company’s common stock will only be made pursuant to the tender offer materials that Merger Sub intends to file with the SEC. At the time the tender offer is commenced, Merger Sub will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to ’the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting ’the Company’s Investor Relations either by telephone at (949) 382-7838, e-mail at investorrelations@nwhm.com or on ’the Company’s website at www.NWHM.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 23, 2021, by and among Newport Holdings LLC, Newport Merger Sub, Inc. and The New Home Company Inc.*

99.1	Form of Support Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

THE NEW HOME COMPANY, INC.

By:	/s/ John M. Stephens
Name:	John M. Stephens
Title:	Executive Vice President and Chief Financial Officer